Exhibit 10.44

FIRST PREFERRED FLEET MORTGAGE

by

GLOBAL GEOPHYSICAL SERVICES, INC.

to

BANK OF AMERICA, N.A.,

as
Administrative Agent

Dated April 30, 2010

United States Vessels

Global Mirage

Global Quest

Global Vision

James H. Scott

Global Longhorn

Lori B

This FIRST PREFERRED FLEET MORTGAGE (this “Mortgage”) is made this 30th day of April, 2010, by GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (the “Shipowner”) with an address at: 13927 South Gessner Road, Missouri City, Texas 77489 to BANK OF AMERICA, N.A, with an address at 901 Main Street, 14th Floor, Dallas, Texas 75202-3714, as Administrative Agent (together with its successors and assigns, the “Mortgagee”).

WHEREAS:

1.             The Shipowner is a party to the Credit Agreement dated as of April 30, 2010 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Shipowner, as borrower, BANK OF AMERICA, N.A, as Administrative Agent, Swing Line Lender, and L/C Issuer, CREDIT SUISSE, as Syndication Agent, BANC OF AMERICA SECURITIES LLC, as Sole Lead Arranger and Sole Book Manager and the other Lenders (as defined therein), party thereto, pursuant to which the Lenders have agreed from time to time to extend credit and/or issue letters of credit for the benefit of the Borrower in an aggregate amount up to Fifty Million United States Dollars (US$50,000,000.00), which amount is the principal amount of this Mortgage.  Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement, a copy of the form of which, including certain exhibits, is annexed hereto as Exhibit A and made a part hereof.

2.             The Shipowner is the sole owner of the whole of the United States flag vessels described on Schedule I attached hereto and made a part hereof (the “Vessels”), each of which is duly documented in the name of the Shipowner under the laws and flag of the United States of America, qualified to engage in the trade specified.

3.             The Shipowner, in order to secure its obligations under the Credit Agreement and the other Loan Documents, and the payment of all other sums of money (whether for principal, premium, if any, interest, fees, expenses, indemnities or otherwise) from time to time payable by the Shipowner under this Mortgage and the other Loan Documents to which it is a party, and to secure the performance and observance of all agreements, covenants and provisions contained in this Mortgage and the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (collectively, the “Obligations”), has duly authorized the execution and delivery of this Mortgage.

NOW, THEREFORE, to secure the prompt payment of the Obligations and the performance and observance of all agreements, covenants and provisions of the Shipowner contained in the Credit Agreement, this Mortgage and the other Loan Documents, the Shipowner has granted, mortgaged, pledged, confirmed, and set over, and by these presents does grant, mortgage, pledge, confirm, and set over unto the Mortgagee the whole of the Vessels, together with all of the boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, boats, anchors, cables, chains, rigging, tackle, outfit, apparel, furniture, fittings, equipment, spares, fuel, stores and all other appurtenances thereunto appertaining or belonging, and also any and all additions, improvements and replacements hereafter made in or to each such Vessel, or any part thereof, or in or to her equipment and appurtenances aforesaid.

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and its successors’ and permitted assigns’ own use, benefit, advantage and profit forever;

PROVIDED, HOWEVER, and these presents are upon the condition that, when the Aggregate Commitments have been fully and finally terminated and all the Obligations have been paid in full (or, with respect to contingent indemnification obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements, as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and all Letters of Credit have expired or terminated (or, as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), this Mortgage and the estate and rights hereby granted shall cease to be binding and be void, otherwise to remain in full force and effect.

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the property above described is to be held subject to the further covenants, conditions, provisions, terms and uses hereinafter set forth.

ARTICLE I

COVENANTS OF THE SHIPOWNER

The Shipowner covenants and agrees with the Mortgagee as follows:

SECTION 1.1                         The Shipowner will make payment when due of all Obligations from time to time payable by the Shipowner under the Credit Agreement and the other Loan Documents and will observe, perform and comply with the covenants, terms and conditions herein and in the Credit Agreement and the other Loan Documents, on its part to be observed, performed or complied with.

SECTION 1.2                         The Shipowner is and shall remain duly qualified to own, document and operate each Vessel under the applicable laws and regulations of the United States endorsed for the respective trade in which it is engaged from time to time.  Each Vessel is duly documented in the name of the Shipowner as owner under the laws of the United States.

SECTION 1.3                         The Shipowner lawfully owns and is lawfully possessed of each Vessel free from any Lien, charge or encumbrance whatsoever (except for this Mortgage and the Liens permitted pursuant to Section 7.01 of the Credit Agreement (the “Collateral Permitted Liens”)), and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all Persons whomsoever.

SECTION 1.4                         The Shipowner will cause this Mortgage to be duly filed and recorded and will comply with and satisfy all of the provisions and requirements of Chapter 313 of Title 46 of the United States Code and the regulations in effect thereunder from time to time, as amended, in order to establish, perfect and maintain this Mortgage as a valid, enforceable and duly perfected first preferred mortgage Lien thereunder upon the Vessels and upon all renewals, replacements and improvements made in or to the same for the amount of the Obligations.

SECTION 1.5                         The Shipowner will not (a) cause or permit any Vessel to be operated in any manner contrary to law, (b) engage in any unlawful trade or violate any law, (c) carry any cargo that will expose any Vessel to penalty, confiscation, forfeiture, capture or condemnation, or (d) do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of any Vessel under the laws and regulations of the United States.  The Shipowner will at all times keep each Vessel duly documented as a vessel flagged under Chapter 121 of Title 46 of the United States Code or other applicable law of the United States, eligible for the trade of the United States in which it is engaged from time to time, except as otherwise consented to in advance in writing by Mortgagee in its sole discretion.

SECTION 1.6                         Neither the Shipowner, any charterer, the master of any Vessel nor any other Person has or shall have any right, power or authority to create, incur or permit to be placed or imposed or continued upon any Vessel any Lien whatsoever other than this Mortgage and Collateral Permitted Liens.

SECTION 1.7                         The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board each Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all Persons having business therewith which might give rise to any Lien thereon other than Collateral Permitted Liens, and to any representative of the Mortgagee; and the Shipowner will place and keep prominently displayed in the chart room and in the master’s cabin of each Vessel, or in the case of a rig, in a prominent place aboard the rig, or in such location as the rig’s papers are kept, a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Fleet Mortgage to BANK OF AMERICA, N.A, as Administrative Agent.  Under the terms of said Mortgage, neither the Shipowner, any charterer, the master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than Collateral Permitted Liens (as defined in the First Preferred Fleet Mortgage).”

SECTION 1.8                         Except for this Mortgage and Collateral Permitted Liens, the Shipowner will not suffer to be continued any Lien, encumbrance or charge on any Vessel.

SECTION 1.9                         (a)           If a libel be filed against any Vessel or any Vessel be otherwise attached, arrested, levied upon or taken into custody under process or color of legal authority for any cause whatsoever, the Shipowner will promptly notify the Mortgagee and promptly (but in any event within 15 days) will cause such Vessel to be released and all Liens thereon other than this Mortgage and Collateral Permitted Liens to be discharged (except to the extent that the claim giving rise to such Lien shall concurrently be contested by the Shipowner in good faith by appropriate proceedings that shall not affect the release of such Vessel) and will promptly notify the Mortgagee thereof in the manner aforesaid.

(b)           If the Shipowner shall fail or neglect to furnish proper security or otherwise to obtain the release of such Vessel from libel, arrest, levy, seizure or attachment within the time period required by Section 1.9(a) above, the Mortgagee or any Person acting on behalf of the Mortgagee may furnish security to obtain the release of such Vessel and by so doing shall not be deemed to cure the default of the Shipowner.

SECTION 1.10                       (a)           The Shipowner, at its own expense or at the expense of any charterer, shall keep each Vessel so long as it shall remain subject to the terms of this Mortgage insured for an amount not less than its full insurable value, against the risks of fire, explosion and marine perils (including without limitation a collision or Four-Fourths Running Down Clause and Inchmaree Clause and against all other risks customarily insured on a Vessel of this type and size, including but not limited to strikes, riots and civil commotion coverage, and in the amount of not less than $5,000,000.00, including excess P. & I. coverage against the P. & I. risks customarily covered. The Shipowner may eliminate from the Hull and P. & I. insurance any risks ordinarily covered thereunder, provided that it insures such risks under a separate or different form of policy; and the P. & I. insurance as to coverage of the Shipowner’s employees, if any, may be excess insurance over any Employers Liability and/or Voluntary Workmen’s Compensation Insurance if provided by or on behalf of the Mortgagee. Where the valuation of any Vessel in any policy of insurance required hereunder may be pertinent, such valuation shall not exceed the amount insured thereby, and policy franchises or deductible averages shall not exceed the sum of $100,000.00 as to each loss covered by hull insurance and $100,000.00 as to each loss covered by P. & I. insurance. Excess liability, increased value, disbursements and other forms of total loss insurance, in such amounts as marine underwriters may allow, may be carried as part of the total amount of the hull insurance required hereunder.

(b)           The Shipowner may select its own insurance brokers (unless such brokers are unsatisfactory to the Mortgagee) and all such policies must be through such brokers on policy forms approved by the Mortgagee and from companies in good standing and satisfactory to the Mortgagee. Certificates for all insurance herein provided for and receipts for the payment of the premiums thereon shall be delivered to the Mortgagee promptly upon request.

(c)           All insurance policies must be issued in the joint names of the Shipowner and the Mortgagee and be payable to them as their respective interests may appear. The interest of the Mortgagee is hereby declared to be the unpaid balance of the principal and interest of the Obligations outstanding and any unpaid amounts secured by the lien of this Mortgage, and in the event of a total loss of a Vessel, actual or constructive, as constructive total loss is defined in the policies of insurance procured hereunder, the Mortgagee shall be paid first the amount of its interest in such insurance with preference to and priority over the Shipowner and any person claiming under or from the Shipowner, and any balance shall be paid to the Shipowner. If such a total loss of a Vessel shall occur, the Shipowner and the Mortgagee shall join in a payment order directing the interested underwriter to pay the proceeds of the insurance applicable to such total loss in the manner herein provided. The proceeds of all other insurance shall be paid to the Shipowner and the Mortgagee jointly, but in any event and whether or not the Shipowner be in default under this Mortgage, the Mortgagee shall make available to the Shipowner by an appropriate payment order directed to the interested underwriter the proceeds of all insurance to pay any outstanding bill for repairing the Vessel and/or outstanding third party claim, provided that the Shipowner must pay the amount of the deductible; or to reimburse the Shipowner in whole or in part for any expenditures the Shipowner may have made for repairing the Vessel and/or to pay any third party claim, but the Mortgagee, as a condition precedent to such reimbursement of the Shipowner, may require the Shipowner to furnish the Mortgagee with receipted bills or waivers of liens against the Vessel for repairing the Vessel and/or waivers of liens or appropriate releases for the third party claims, or in either event to furnish or pay the applicable deductible average. If the Shipowner does not complete repairs to the Vessel or pay third party claims, or in either event furnish and/or pay the deductible, then the Mortgagee shall be entitled to receive the proceeds of any insurance applicable to such loss and upon payment shall credit the net proceeds of any insurance as provided in Section 2.11.

(d)           The Shipowner will maintain all such insurance in full force and effect and it will not take or allow any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained. Each policy of insurance required to be maintained by the Shipowner hereunder shall be endorsed with the undertaking of the insurance company or underwriters issuing such policy to the effect that such policy shall not lapse, expire, terminate or be canceled for any reason whatsoever without at least ten (10) days prior written notice to the Mortgagee. The Shipowner shall, within a reasonable period of time, pay for any material loss of or damage to any Vessel by any cause whatsoever, and shall discharge or obtain the release of any third party claims whatsoever which would constitute a material prior or competing lien against any Vessel, not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance.

SECTION 1.11                       (a)           Except while any Vessel is undergoing repairs, maintenance or is in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, each Vessel (i) in good running order and repair, so that each Vessel shall be, insofar as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and (ii) in at least as good condition as when this Mortgage was executed, ordinary wear and tear excepted; and will keep each Vessel, or cause her to be kept, in such condition as will entitle her to such classification rating with the American Bureau of Shipping or other classification society of like standing reasonably acceptable to the Mortgagee (each, a “Classification Society”) that companies engaged in the operation of  vessels of the same type, size, age and flag as the Vessels maintain respecting their vessels with such Classification Society.  Notwithstanding the foregoing, if any Vessel is affected by any loss or damage or any condemnation or taking of such Vessel or a portion or component thereof, the Shipowner shall make all necessary repairs and replacements to such respective Vessel.

(b)           Each Vessel shall, and the Shipowner covenants that it will, at all times comply with all applicable laws, rules and regulations to the extent set forth in the Credit Agreement, and each Vessel shall have on board as and when required thereby certificates showing compliance therewith.

(c)           The Shipowner may, in the ordinary course of maintenance, repair or overhaul of any Vessel, remove any item of property constituting a part of such Vessel, provided such item of property is replaced to the extent necessary to maintain such Vessel in the condition required herein or in the Credit Agreement.  Any such replacement item of property, shall, without necessity of further act, become part of such Vessel and subject to this Mortgage.

SECTION 1.12                       Without giving at least 60 days’ prior written notice thereof to the Mortgagee, the Shipowner will not change the name, official number, the home port or class of any Vessel.  The Shipowner will not change the flag of any Vessel without the prior written consent of the Mortgagee.

SECTION 1.13                       The Shipowner will not sell, mortgage or transfer any Vessel except as permitted by the Credit Agreement.  The Shipowner will not charter any Vessel on a demise or bareboat basis unless the Shipowner has, if reasonably requested by the Mortgagee, delivered to the Mortgagee an assignment of earnings in form and substance reasonably satisfactory to the Mortgagee; provided that a contract executed as a bareboat charter of less than six (6) months’ duration shall not be deemed to be a demise or bareboat charter for this purpose.

SECTION 1.14                       The Shipowner agrees that, if the Shipowner fails to perform covenants or obligations under this Mortgage, including, without limitation, its obligations with respect to insurance, the discharging of Liens, taxes, dues, assessments, governmental charges, fines, penalties lawfully imposed, repairs, reasonable attorneys’ fees, and other obligations that are not Collateral Permitted Liens, during the existence of an Mortgage Event of Default (as hereafter defined), the Mortgagee may, but shall not be obligated to, perform the Shipowner’s obligations under this Mortgage, and any reasonable expenses incurred by the Mortgagee in performing the Shipowner’s obligations shall be paid by the Shipowner within ten (10) Business Days of demand.  Any such performance by the Mortgagee may be made by the Mortgagee in reasonable reliance on any statement, invoice or claim, without inquiry into the validity or accuracy thereof.  The amount and nature of any expense of the Mortgagee hereunder shall be conclusively established by a certificate of any officer of the Mortgagee absent manifest error, and such amount shall be included in the Obligations, secured by this Mortgage.

SECTION 1.15                       In the event that at any time and from time to time this Mortgage or any provisions hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then the Shipowner, forthwith upon the request of the Mortgagee, will execute, on its own behalf, such other and further assurances and documents as reasonably requested by the Mortgagee to more effectually subject the Vessels to the payment of the principal sum of the Obligations, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage.

SECTION 1.16                       In the event of the requisition (whether of title or use), condemnation, sequestration, seizure or forfeiture of any Vessel by any Governmental Authority or by anyone else, the Shipowner will give prompt written notice thereof to the Mortgagee, and any payments in respect thereof shall be paid to the Shipowner, and the Shipowner shall cause any such payment to be applied to the Obligations to the extent required by, and in accordance with, the terms of the Loan Documents.

ARTICLE II
EVENTS OF DEFAULT AND REMEDIES

SECTION 2.1                         In case (i) a default shall have occurred and be continuing under Section 1.9(a) herein, (ii) a default shall have occurred and be continuing under this Mortgage for a period of fifteen (15) days after written notice by Mortgagee to Mortgagor, (iii) the Mortgagor shall have removed or attempted to remove any Vessel beyond the trading limits as set forth in the policies of insurance referenced in Section 1.10 herein or shall have abandoned a Vessel in a foreign port, or (iv) an Event of Default shall have occurred and be continuing as defined in the Credit Agreement, then, in each and every such case (each referred to herein as a “Mortgage Event of Default”), the Mortgagee shall have the right to:

(a)           declare immediately due and payable all of the Obligations (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations and collect the same out of any and all property of the Shipowner whether covered by this Mortgage or otherwise;

(b)           exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law, including but not limited to, the provisions of Chapter 313 of Title 46 of the United States Code and the regulations in effect thereunder from time to time, as amended;

(c)           take and enter into possession of any Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage, and the Shipowner or other Person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of such Vessel and the Mortgagee may, without being responsible for loss or damage, hold, lay up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any Person whomsoever, accounting only for the net profits, if any, arising from such use of such Vessel and charging upon all receipts from the use of such Vessel or from the sale thereof by court proceedings or pursuant to Section 2.1(e) below, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take any Vessel, the Mortgagee shall have the right to dock such Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock them at any other place at the cost and expense of the Shipowner, and the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded; and the Shipowner hereby irrevocably instructs the masters of each Vessel so long as this Mortgage is outstanding to deliver such Vessel to the Mortgagee as demanded;

(d)           inspect and make copies of all original class records held by the Classification Society relating to any Vessel; and/or

(e)           take and enter into possession of any Vessel, at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage, sell such Vessel, at any place and at such time as the Mortgagee may specify and in such manner and such place (whether by public or private sale) as the

Mortgagee may deem advisable (without necessity of bringing the Vessel to the place designated for such sale), free from any claim by the Shipowner in admiralty, in equity, at law or by statute, after first giving notice of the time and place of any public sale with a general description of the property in the following manner:

(i)            by publishing such notice for 10 consecutive days in a daily newspaper of general circulation published in New York City;

(ii)           if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(iii)          by mailing a similar notice to the Shipowner at its last known address on the day of first publication;

and notice of the time and place of any private sale by mailing such notice to the Shipowner at its last known address.

SECTION 2.2                         Any sale of any Vessel or any share therein made in pursuance of Section 2.1 of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto and shall bar any claim from the Shipowner, its successors and assigns, and all Persons claiming by, through or under them.  No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.  In the case of any such sale, the Mortgagee shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Obligations in order that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of such sale with respect to the Obligations after allowing for the costs and expense of sale and other charges; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited with respect to the Obligations.  At any such sale, the Mortgagee may bid for and purchase such property and upon compliance with the terms of sale may hold, retain and dispose of such property without further accountability therefor.

SECTION 2.3                         The Mortgagee is hereby appointed attorney-in-fact of the Shipowner to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, after the occurrence and during the continuation of a Mortgage Event of Default, in the name and on behalf of the Shipowner, a good conveyance of the title to each Vessel so sold.  In the event of any sale of any Vessel under Section 2.1, under any power contained under Section 2.1, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel and other related documents, as the Mortgagee may direct or approve.  The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 2.4                         The Mortgagee is hereby appointed attorney-in-fact of the Shipowner in the name of the Shipowner to, after the occurrence and during the continuation of a Mortgage Event of Default, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of any Vessel and all amounts due from underwriters under any insurance thereon as payments of losses or as return premiums or otherwise, salvage awards and recoveries of any Vessel, recoveries in general average or otherwise in respect of any Vessel, and all other sums in respect of any Vessel, due or to become due at the time of the occurrence and during the continuation of any Mortgage Event of Default, or in respect of any insurance thereon, from any Person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.  The powers and authority granted to the Mortgagee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

SECTION 2.5                         Whenever any right to enter and take possession of any Vessel accrues to the Mortgagee pursuant to this Article 2, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel as demanded.  If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of such Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

SECTION 2.6                         The Shipowner authorizes and empowers the Mortgagee or its appointees or any of them to, after the occurrence and during the continuation of a Mortgage Event of Default, appear in the name of the Shipowner, its successors and assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of an alleged Lien against such Vessel from which such Vessel has not been released and to take such proceedings as to them or any of them may seem proper towards the defense of such suit and the purchase or discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchase or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee, and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

SECTION 2.7                         The Shipowner covenants that at any time that any Obligations shall be due and payable (whether by acceleration or otherwise), the Mortgagee may demand the payment thereof; and in case the Shipowner shall fail to pay the same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable compensation to the Mortgagee’s agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by it hereunder.  All moneys collected by the Mortgagee under this Section 2.7 shall be applied by the Mortgagee in accordance with the terms of Section 6.6 of the Security Agreement.

SECTION 2.8                         Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, in admiralty, by statute or under any Loan Document or other agreement, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.  No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Mortgage Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Mortgage Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations after any Mortgage Event of Default or of any payment on account of any past Mortgage Event of Default be construed to be a waiver of any right to take advantage of any future Mortgage Event of Default or of any past Mortgage Event of Default not completely cured thereby.

SECTION 2.9                         If at any time after a Mortgage Event of Default and prior to the actual sale of any Vessel by the Mortgagee or prior to any foreclosure proceedings, the Shipowner offers to cure completely all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at a rate equal to the Default Rate, then the Mortgagee may, but shall be under no obligation to, accept such offer, cure and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Mortgage Event of Default or impair any rights consequent thereon.

SECTION 2.10                       In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

SECTION 2.11                       The proceeds of any sale of any Vessel and the net earnings of any charter operation or drilling contract or other use of any Vessel by the Mortgagee under any of the powers herein specified in this Article II, as well as any and all other moneys received by the Mortgagee pursuant to or under any of the provisions of Article I hereof or this Article II or in any proceedings pursuant to this Article II, shall be held and applied by the Mortgagee from time to time as provided in Section 6.6 of the Security Agreement.  In the event that the proceeds and amounts referred to above received by the Mortgagee are insufficient to pay in full the Obligations, the Mortgagee shall be entitled to collect the balance from the Shipowner or from any other Person or entity liable therefor.

SECTION 2.12                       Unless and until one or more Events of Default shall occur and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) to the extent permitted by Section 7.05 of the Credit Agreement shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the Lien hereof, any boilers, engines, generators, drilling machinery and equipment, pumps and pumping equipment, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, out fit, apparel, furniture, fittings, equipment, spares, fuel, stores or any other appurtenances of any Vessel, provided such item of property is replaced and such Vessel is maintained in the condition required herein and in the Credit Agreement, and such replacement item, if any, shall forthwith become subject to the Lien of this Mortgage as a first preferred mortgage thereon.

ARTICLE III
SUNDRY PROVISIONS

SECTION 3.1                         The maximum principal amount that may be outstanding under this Mortgage at any time is Fifty Million United States Dollars (US$50,000,000), and for purposes of recording this Mortgage, the total amount of this Mortgage is Fifty Million United States Dollars (US$50,000,000), premium (if any) and interest and performance of mortgage covenants.  There is no separate discharge amount.

SECTION 3.2                         All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns.  In the event of any assignment of this Mortgage, the term “Mortgagee” as used in this Mortgage shall be deemed to mean any such assignee.

SECTION 3.3                         Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

SECTION 3.4                         (a)           In the event that any provision of this Mortgage shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any court of competent jurisdiction, the validity and enforceability of any other provision hereof shall not be affected thereby.  Any such invalidity or unenforceability of any provision of this Mortgage in any jurisdiction or nation shall not render such provision invalid or unenforceable under the laws of any other jurisdiction or nation.

(b)           In the event that this Mortgage or any of the documents or instruments which may from time to time be delivered hereunder or any provision hereof shall be deemed invalidated by present or future law of any nation or by decision of any court, this shall not affect the validity and/or enforceability of all or any other parts of this Mortgage, or such documents or instruments and, in any such case, the Shipowner covenants and agrees that, on demand, it will execute and deliver such other and further agreements and/or documents and/or instruments and do such things as the Mortgagee in its sole reasonable discretion may deem to be necessary to carry out the true intent of this Mortgage.

(c)           Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision of this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect and shall cease to be a part of this Mortgage, without affecting the remaining provisions, which shall remain in full force and effect.

SECTION 3.5                         The Shipowner irrevocably submits itself to the non-exclusive jurisdiction of any of the courts of the State of New York sitting in New York City and of the United Stated District Court of the Southern District of New York, and any appellate court from any thereof, for the purposes of (and solely for the purposes of) any suit, action or other proceeding arising out of, or relating to, this Mortgage or any of the transactions contemplated hereby, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such New York State or Federal court and hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum, or that the venue of such suit, action or proceeding is improper, or that this Mortgage or the subject matter hereof may not be enforced in or by such courts.  The Shipowner hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the mailing of copies of such process to the Shipowner at its address listed in Section 3.10 hereof. The Shipowner agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 3.5 shall affect the right of the Mortgagee to serve legal process in any other manner permitted by law or affect the right of the Mortgagee to bring any action or proceeding against the Shipowner or its property in the courts of any other jurisdiction.

SECTION 3.6                         This Mortgage may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 3.7                         The term “Dollars” or the symbol “$” as used herein shall mean Dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts.

SECTION 3.8                         Upon the termination of this Mortgage pursuant to the proviso to the Habendum Clause hereof, the Mortgagee, forthwith upon the request of the Shipowner, will execute, on its own behalf, such other and further assurances and documents as requested by the Shipowner to effect such termination and to remove the Lien of record of this Mortgage, all at the cost and expense of the Shipowner.

SECTION 3.9                         THE SHIPOWNER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MORTGAGE.

SECTION 3.10                       All notices or other communications required or permitted to be made or given hereunder shall be made in writing and personally delivered to an officer or other responsible employee of the addressee, or sent, by registered air mail, return receipt requested, postage prepaid, facsimile transmission, or other direct written electronic means to the applicable address set forth under such party’s name below, or to such other address as each party hereto may from time to time designate to the others in such manner:

If to the Mortgagee:

BANK OF AMERICA, N.A.
Agency Management Service
901 Main Street
Dallas, Texas 75202
Attention:  Michelle Diggs
Facsimile:  (214) 290-4126

If to the Shipowner:

GLOBAL GEOPHYSICAL SERVICES, INC.
13927 South Gessner Road

Missouri City, Texas 77489

Attention:  Jerry Dresner
Facsimile:  (713) 808-7757

Any communication personally delivered shall be deemed to have been validly and effectively given or delivered on the date of such delivery.  Any communication transmitted by facsimile or by registered air mail shall be deemed to have been validly and effectively given or delivered on the day when received.

SECTION 3.11                       If any Vessel is sold, transferred, conveyed or otherwise disposed of in a manner permitted by the Credit Agreement, such Vessel shall, upon request of the Mortgagee and at the Mortgagee’s sole cost and expense, be promptly released in writing by the Mortgagee from the Lien of this Mortgage, and all covenants and agreements of this Mortgage, and such release shall not affect the Mortgagee’s Lien on the remaining Vessels.

[Signature page follows.]

IN WITNESS WHEREOF, the Shipowner has executed this Mortgage on the day and year first above written.

GLOBAL GEOPHYSICAL SERVICES, INC.

	By:	/s/ P. Mathew Verghese

Name: P. Mathew Verghese
Title: Senior VP and Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF FORT BEND	§

On this 30th day of April, 2010, before me personally appeared P. Mathew Verghese, to me known, who being by me duly sworn, did depose and say that s/he resides at 13927 S. Gessner Rd., Missouri City, TX 77489; that s/he is an authorized individual of GLOBAL GEOPHYSICAL SERVICES, INC., the limited liability company described in and which executed the foregoing instrument; and that s/he signed her/his name thereto by order of the Board of Directors of said limited liability company and that said instrument is the act and deed of said limited liability company.

/s/ Traci Ann Cooper

Notary Public

My Commission expires: 02/03/2013

Signature Page to First Preferred Fleet Mortgage

EXHIBIT A
TO
FIRST PREFERRED FLEET MORTGAGE

[Copy of the Credit Agreement with certain exhibits]

SCHEDULE I
TO
FIRST PREFERRED FLEET MORTGAGE

DESCRIPTION OF THE VESSELS

Vessel Name	Official Number
Global Mirage	1060662
Global Quest	1050795
Global Vision	1058458
James H. Scott	1172960
Global Longhorn	1208913
Lori B	1111303